SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported)      June 10, 1998
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                                    USI, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                     333-47101                 22-3568449
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(State or other jurisdiction          (Commission             (I.R.S. Employer
    of incorporation)                   File No.)            Identification No.)


                             101 Wood Avenue South
                            Iselin, New Jersey 08830
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              (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: (732) 767-0700
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NYFS11...:\95\78595\0019\1748\FRM6098Z.200
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ITEM 5.  OTHER EVENTS.

                   DESCRIPTION OF CAPITAL STOCK OF USI, INC.

AUTHORIZED CAPITAL STOCK

      USI, Inc. (to be renamed U.S. Industries, Inc.; "New USI") will be authorized by its Amended and Restated Certificate of Incorporation (the "New USI Charter") to issue 300 million shares of common stock, par value $.01 per share (the "New USI Common Stock") and 50 million shares of preferred stock, par value $0.01 per share.

NEW USI COMMON STOCK

      The holders of New USI Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of New USI out of funds legally available therefor. The holders of New USI Common Stock will be entitled to one vote for each share on all matters voted on by stockholders under the New USI Charter, including elections of directors. The holder of New USI Common Stock will not have any cumulative voting, conversion, redemption or preemptive rights. In the event of dissolution, liquidation or winding up of New USI, holders of the New USI Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of New USI's indebtedness.

NEW USI PREFERRED STOCK

      The Board of Directors of New USI will be authorized to issue up to 50 million shares of preferred stock in one or more series and, subject to the terms of any issued and outstanding preferred stock, to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, of all shares of each such series, including without limitation dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the holders of New USI Common Stock. The issuance of one or more series of preferred stock will likely decrease the amount of earnings and assets available for distribution to holders of New USI Common Stock and may adversely affect the rights and powers, including voting rights, of the holders of New USI Common Stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change of control of New USI.



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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    USI, INC.


Dated:  June 10, 1998               By: /s/ George H. MacLean
                                        ----------------------------
                                        Name: George H. MacLean
                                        Title: Senior Vice President






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